Exhibit 99.1

Datasea Reports Full Fiscal Year 2023 Financial Results, maintaining a continued focus on Intelligent Acoustics and 5G Messaging business

BEIJING, September 27 2023 (GLOBE NEWSWIRE) -- Datasea Inc., (NASDAQ: DTSS) (“Datasea” or the “Company”), a Nevada incorporated digital technology corporation engaged in converging and innovative business segments for intelligent acoustics and 5G messaging technology in China, today announced financial results for its full fiscal year ended June 30, 2023, and provided an update on its key strategic and operational initiatives.

“Internationalization has always been a crucial strategy for us. Datasea established a wholly-owned subsidiary, Datasea Acoustics LLC, based in the State of Delaware, USA, which is a critical milestone for our company. We will introduce cutting-edge antiviral acoustic solutions to the U.S. market and even the international market and also launch new products such as ultrasonic Skin Repair Robot to meet the ever-increasing demands of the global market. Additionally, we can expand our product and service portfolio by engaging in cross-border mergers or forming international joint ventures to meet evolving market demands worldwide..” said Zhixin Liu, CEO of Datasea.

“Datasea achieved a number of new milestones in this fiscal year, while our net sales decreased and the decline was partially due to the negative impact of the coronavirus pandemic. The COVID-19 pandemic has adversely disrupted the supply chain and negatively impacted our production and marketing. The decline of our net sales was also partially due to our strategic restructuring of our business lines. However, we adopt the differentiation strategy as well as strive for healthy and sustainable growth. We believe this strategic restructuring reflects our forward-looking vision and correct values.”

“Despite these, I am pleased with our performance, including the continuous improvement of technology and research and development capabilities, a wide range of acoustic product portfolio, the establishment of multiple marketing and sales channels and the cooperation of domestic and international leading technology laboratories. A more important measure of our success than short-term revenue is the establishment of Acoustic Intelligence as the core of our company’s strategy. We will strive to make achievements in three promising domains such as ultrasound, Schumann resonance technology and directional sound.“said Zhixin Liu, CEO of Datasea.

Full Year Financial Highlights

●	Revenue was $7,045,311 for the year ended June 30, 2023, compared to $17,080,911 for the year ended June 30, 2022, representing a decrease of $10,035,600, or 59% . The decrease in revenues was mainly due to the global COVID-19 pandemic situation that reduced demand for 5G SMS business in China and therefore the decrease of the revenue from 5G messaging.

●	The balance of accounts receivable was $255,725 at June 30, 2023. The Company further segmented the market, planned eight regional headquarters, strengthened the collection control, and promoted the fund collection of contracted delivery projects, which led to the acceleration of fund return and had a far-reaching impact on the future.

●	As of June 30, 2023 and June 30, 2022, the company’s prepaid accounts were $609,175 and $289,888 respectively, an increase of $319,287 over the previous year, with a growth rate of 110.14%. The company generated cash inflow through the credit management of customers, thereby reducing the operating pressure of the company and strengthening the utilization of funds.

Full Year Business Highlights

Acoustic Intelligence

Datasea is the global initiator, promoter and practitioner of the concept of acoustic intelligence and aims to introduce this cutting-edge technology and its applications to China and the world. The Company demonstrated the strong commitment to technological advancement and global reach, and delivered cutting-edge intelligent acoustics solutions, especially focusing on ultrasound, infrasound, directional sound and Schumann resonance technology, to meet the evolving needs of customers and communities worldwide.

●	International expansion. The Company incorporated a wholly-owned subsidiary, Datasea Acoustics LLC, based in the State of Delaware, USA. Datasea Acoustics LLC, established on July 31, 2023. Datasea Acoustics LLC will begin to provide leading and high-quality ultrasonic air sterilizers, bathroom and cloakroom sterilizers and odor removal products, as well as continuous new products including ultrasonic Skin Repair Robots and Schumann frequency sleep monitors to the global market, mainly the U.S. market.

●	Marketing and sales expansion. Datasea’s acoustic intelligent products are provided to businesses and retail customers. Datasea developed partnerships on innovation and joint research and development to explore new opportunities. On December 2022, the Company unveiled national Hailijia air sterilization product event with an online event and offline product launches in various cities in China, including Beijing, Shenzhen, Tianjin, Hangzhou and Harbin. During the product launches, Datasea has entered into eight marketing and distribution agreements in order to expand the business and reach to customers and sell certain Hailijia air sterilizers and purifiers in China.

●	Industry recognition. Datasea released China’s inaugural white paper with co-authors, to uncover detailed facts and compelling analyses of the acoustic intelligence technology, commercial applications, and the industry outlook. Datasea’s acoustic intelligence technology has obtained nine software copyrights from the Government of China, and seven patents from the Government of China related to acoustic intelligence are pending approval.

5G Messaging

●	Client expansion. Datasea’s 5G messaging solutions have been adopted by leading companies across 11 industries, including express, health care, retail, tourism and more.

●	Marketing and sales expansion. Datasea is one of the first movers in the 5G messaging industry and has built a comprehensive 5G messaging product portfolio with high brand recognition. The Company adopted an integrated sales strategy to boost sales to better promote business development and meet with the demand of customers.

About Datasea Inc.

Datasea Inc., was incorporated in Nevada on September 2014 and listed on the NASDAQ Capital Market on December 21, 2018 under the symbol DTSS. Datasea is a leading provider of products, services, and solutions for enterprise and retail customers in converging and innovative industries, Intelligent Acoustics and 5G messaging business, especially focusing on ultrasonic, infrasound and directional sound technology. Datasea leverages cutting-edge technologies in the realm of intelligent acoustics, especially harnessing the power of ultrasonic sterilization to combat viruses and prevent human infections. Alongside this, the company delves into innovations in directional sound and medical ultrasonic cosmetology. With a diverse product lineup, Datasea is devoted to enhancing the quality of life using sound-based solutions. In a strategic move to mark its presence in the global arena, Datasea established a wholly-owned subsidiary, Datasea Acoustics LLC, in Delaware, USA, on July 31, 2023. This venture underlines Datasea’s dedication to “Intelligent Acoustics” and marks its ambition to offer avant-garde antiviral acoustic solutions at ultrasonic disinfection and sterilization, ultrasonic cosmetology, acoustic medical care, and acoustic agriculture to the US and international market, reaching an ever-growing consumer audience. Simultaneously, the establishment of production, assembly, and sales channels, coupled with the reinforcement of technological enhancements and collaborations with international technology laboratories, augments the prospects for the enduring progress of Datasea Acoustics LLC. For additional information, please visit: www.dataseainc.com. Datasea routinely posts important information on its website. Twitter @Dataseainc, https://twitter.com/Dataseainc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond Datasea’s control, which may cause Datasea’s actual results, performance or achievements (including the RMB/USD value of its anticipated benefit to Datasea as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Investor and Media Contact:

Datasea Inc. Investor relations
Email: investorrelations@shuhaixinxi.com

DATASEA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	YEARS ENDED JUNE 30,
	2023	2022

Revenues	$7,045,311	$17,080,911
Cost of goods sold	6,704,380	16,125,238

Gross profit	340,931	955,673

Operating expenses
Selling	690,731	1,358,203
General and administrative	8,414,400	5,574,985
Research and development	921,020	1,259,739

Total operating expenses	10,026,151	8,192,927

Loss from operations	(9,685,220)	(7,237,254)

Non-operating income (expenses)
Other income (expense)	(13,014)	75,075
Interest income	219	50,497

Total non-operating income (expenses), net	(12,795)	125,572

Loss before income tax	(9,698,015)	(7,111,682)

Income tax	-	-

Loss before noncontrolling interest	(9,698,015)	(7,111,682)

Less: (loss) income attributable to noncontrolling interest	(218,323)	(589,974)

Net loss to the Company	(9,479,692)	(6,521,708)

Other comprehensive item
Foreign currency translation gain attributable to the Company	109,665	10,337
Foreign currency translation gain (loss) attributable to noncontrolling interest	29,734	(22,356)

Comprehensive loss attributable to the Company	$(9,370,027)	$(6,511,371)

Comprehensive loss attributable to noncontrolling interest	$(188,589)	$(612,330)

Basic and diluted net loss per share	$(0.38)	$(0.27)

Weighted average shares used for computing basic and diluted loss per share	24,951,868	23,956,393

DATASEA INC.

CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2023	JUNE 30, 2022

ASSETS
CURRENT ASSETS
Cash	$19,728	$164,217
Accounts receivable	255,725	259,410
Inventory, net	241,380	211,353
Value-added tax prepayment	71,261	46,509
Prepaid expenses and other current assets	701,423	575,312
Total current assets	1,289,517	1,256,801

NONCURRENT ASSETS
Security deposit for rents	-	17,181
Long-term investment	55,358	29,800
Property and equipment, net	85,930	187,831
Intangible assets, net	1,185,787	1,741,791
Right-of-use assets, net	137,856	522,273
Total noncurrent assets	1,464,931	2,498,876

TOTAL ASSETS	$2,754,448	$3,755,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,005,059	$197,573
Short term loan	594,906	-
Unearned revenue	609,175	289,888
Accrued expenses and other payables	1,409,939	994,884
Due to related parties	1,162,856	102,331
Loan payables - current	-	81,950
Operating lease liabilities	124,640	457,949
Total current liabilities	4,906,575	2,124,575

NONCURRENT LIABILITIES
Operating lease liabilities	26,449	31,470
Loan payables - non-current	1,401,521	-
Total noncurrent liabilities	1,427,970	31,470

TOTAL LIABILITIES	6,334,545	2,156,045

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 375,000,000 shares authorized, 27,784,133 and 24,324,633 shares issued and outstanding as of June 30, 2023 and 2022, respectively	27,784	24,325
Additional paid-in capital	24,122,973	20,729,559
Accumulated comprehensive income	393,252	283,587
Accumulated deficit	(28,063,258)	(18,583,566)
TOTAL COMPANY STOCKHOLDERS’ EQUITY (DEFICIT)	(3,519,249)	2,453,905

Noncontrolling interest	(60,848)	(854,273)

TOTAL EQUITY (DEFICIT)	(3,580,097)	1,599,632

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$2,754,448	$3,755,677

DATASEA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED JUNE 30
	2023	2022

Cash flows from operating activities:
Loss including noncontrolling interest	$(9,698,015)	$(7,111,682)
Adjustments to reconcile loss including noncontrolling interest to net cash used in operating activities:
Loss on disposal of fixed assets	2,443	916
Depreciation and amortization	701,430	577,822
Bad debt expense (reversal)	(50,421)	284,958
Operating lease expense	620,696	863,691
Stock compensation expense	4,378,887	642,000
Changes in assets and liabilities:
Accounts receivable	(15,387)	(267,771)
Inventory	(46,919)	(25,323)
Value-added tax prepayment	(29,212)	123,313
Prepaid expenses and other current assets	(141,545)	(224,285)
Accounts payable	839,735	26,236
Unearned revenue	353,849	111,689
Deferred revenue	-	(46,461)
Accrued expenses and other payables	523,534	741,328
Payment on operating lease liabilities	(575,156)	(836,143)

Net cash used in operating activities	(3,136,081)	(5,139,712)

Cash flows from investing activities:
Acquisition of property and equipment	(3,881)	(51,340)
Acquisition of intangible assets	(80,438)	(1,051,111)
Long-term investment	(28,812)	(30,973)

Net cash used in investing activities	(113,131)	(1,133,424)

Cash flows from financing activities:
Due to related parties	1,110,238	37,042
Proceeds of loan payables	2,197,400	-
(Repayment) of loan payables	(198,431)	(1,402,336)
Proceeds from capital contribution from a major shareholder	-	62,802
Net proceeds from issuance of common stock	-	7,681,796

Net cash provided by financing activities	3,109,207	6,379,304

Effect of exchange rate changes on cash	(4,484)	8,373

Net increase (decrease) in cash	(144,489)	114,541

Cash, beginning of year	164,217	49,676

Cash, end of year	$19,728	$164,217

Supplemental disclosures of cash flow information:
Cash paid for interest	$25,501	$-
Cash paid for income tax	$-	$-

Supplemental disclosures of non-cash operating, investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$241,093	$-
Transfer of prepaid software development expenditure to intangible assets	$-	$50,000
Shares issued for accrued bonus to officers	$-	$259,023

IMPORTANT NOTICE TO USERS (summary only, please refer to the Form 10-K for full text of notice); All information is unaudited unless otherwise noted or accompanied by an audit opinion and is subject to the more comprehensive information contained in our SEC reports and filings. We do not endorse third-party information. All information speaks as of the last fiscal quarter or year for which we have filed a Form 10-K or 10-Q, or for historical information the date or period expressly indicated in or with such information. We undertake no duty to update the information. Forward-looking statements are subject to risks and uncertainties described in our Forms 10-Q and 10-K.